UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2007 (October 1, 2007)
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office) (Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On September 20, 2007, Targa Resources Partners LP (the “Partnership”) announced that it entered into a Purchase and Sale Agreement (the “Purchase Agreement”) pursuant to which it agreed to acquire from Targa Resources, Inc. (“Targa”) certain natural gas gathering and processing businesses (the “Acquired Businesses”) located in west Texas and Louisiana. On October 1, 2007, we amended the Purchase Agreement to clarify the calculation of the purchase price with respect to the gross up of our general partner’s interest in us. The description of the amendment to the Purchase Agreement is qualified in its entirety by reference to the copy of the Amendment to Purchase and Sale Agreement filed as Exhibit 2.1 to this report, which is incorporated by reference into this report in its entirety. Set forth below is a description of the Acquired Businesses and certain hedging transactions associated with the Acquired Businesses.
     The Acquired Businesses
     We will acquire from Targa all direct and indirect equity interests in Targa Texas Field Services LP, a Delaware limited partnership (“Targa Texas”), and Targa Louisiana Field Services LLC, a Delaware limited liability company (“Targa Louisiana”). Targa Texas owns the SAOU System (as defined below) and Targa Louisiana owns the LOU System (as defined below).
     The San Angelo Operating Unit System (the “SAOU System”) includes the following:
•	approximately 1,350 miles of gathering pipelines covering approximately 4,000 square miles in portions of ten counties near San Angelo, Texas, including:
•	approximately 850 miles of low-pressure gathering systems, which allow wells that produce at progressively lower field pressures as they age to remain connected to the gathering system and to continue to produce for longer periods than otherwise possible; and

•	approximately 500 miles of high pressure gathering pipelines that deliver the natural gas to its processing plants currently operating in the region. The gathering system has 27 compressor stations at several central delivery points to inject low pressure gas into these high pressure pipelines;
•	approximately 3,000 active connections to producing wells and/or central delivery points;

•	the Mertzon and Sterling processing plants, which are refrigerated cryogenic plants and have aggregate processing capacity of approximately 110 MMcf/d; and

•	the Conger cryogenic processing plant with capacity of approximately 25 MMcf/d that is not currently operating, but can be reactivated on short notice to meet additional needs for processing capacity.
     The Mertzon processing plant currently delivers residue gas to the Rancho Pipeline owned by Kinder Morgan, and NGLs produced by the plant are delivered to a pipeline owned by DCP Midstream, LLC (“DCP”) that delivers such NGLs to Targa-owned fractionators and the Mont Belvieu hub. The Sterling processing plant has residue gas connections to pipelines owned by affiliates of Atmos Energy Corporation, or Atmos, El Paso Natural Gas Company, or El Paso, ONEOK and Enterprise Products, and NGLs are delivered to the West Texas NGL pipeline, owned by Chevron, which also accesses the Mont Belvieu hub.
     The Louisiana Operating Unit System (the “LOU System”) includes the following:
•	approximately 700 miles of gathering system pipelines, covering approximately 3,800 square miles in Southwest Louisiana between Lafayette and Lake Charles;

•	the Gillis and Acadia processing plants, which are refrigerated cryogenic plants that have aggregate processing capacity of approximately 260 MMcf/d;

•	an integrated fractionation facility at the Gillis plant with processing capacity of approximately 13 MBbls/d; and

•	an approximately 60-mile intrastate pipeline system.
     The LOU System’s processing plants have direct access to the Lake Charles industrial market through its intrastate pipeline system, providing the ability to deliver natural gas to industrial users and electric utilities in the Lake Charles area. As a result of the location and flexibility of its intrastate pipeline assets and the reliability of its natural gas supplies in the area, the LOU System has a leading market share in the Lake Charles area. It also has access to both interstate natural gas supplies and markets as well as access to the liquid NGL markets of the Louisiana and Texas gulf coast. For example, the Acadia plant also has the ability to deliver high-pressure residue gas to attractive markets throughout the United States by accessing the Trunkline, Transco, Tennessee, Columbia Gulf and GulfSouth pipelines. The industrial customers that burn the Gillis plant residue gas readily burn richer (higher Btu) gas which provides the LOU System with operational and commercial flexibility to process less NGLs from the gas stream if NGLs are more valuable as natural gas, which helps mitigate the commodity price risk typically associated with wellhead purchase or keep-whole contracts.
     The SAOU System provides us access to the Permian Basin, which is characterized by long-lived multi-horizon oil and gas reserves that have low natural production declines. Because natural gas produced in the Permian Basin typically has higher NGL content, processing is required before natural gas can be transported via interstate pipelines and the resulting NGL recovery from processing this natural gas is high, resulting in profitable processing margins under percent-of-proceeds contracts. The SAOU System has access to liquid market hubs for both natural gas and NGLs.
     The LOU System gathers gas primarily from onshore oil and gas production in south Louisiana in the area around and between Lafayette and Lake Charles, Louisiana. The LOU System’s processing plants have direct access to the Lake Charles industrial market through its intrastate pipeline system, providing the ability to deliver natural gas to industrial users and electric utilities in the Lake Charles area. As a result of the location and flexibility of its intrastate pipeline assets and the reliability of its natural gas supplies in the area, the LOU System has a leading market share in the Lake Charles area. It also has access to both interstate natural gas supplies and markets as well as access to the liquid NGL markets of the Louisiana and Texas gulf coast.
     The SAOU System
     The SAOU System consists of an approximately 1,350 mile gathering system in the Permian Basin of west Texas and the Mertzon, Sterling and Conger processing plants. The broad geographic scope of the SAOU System, covering portions of 10 counties and approximately 4,000 square miles in west Texas, and proximity to production and development provide it with a competitive advantage to connect new wells and to process additional natural gas in its existing processing plants.
     Gathering System
     The SAOU System consists of approximately 1,350 miles of gathering pipelines covering approximately 4,000 square miles in portions of 10 counties near San Angelo, Texas. The system is connected to approximately 3,000 producing wells and/or central delivery points. In the six months ended June 30, 2007, the system gathered approximately 95 MMcf/d of natural gas. The system has approximately 850 miles of low-pressure gathering systems, allowing wells producing at progressively lower field pressures as they age to remain connected to the gathering system and to continue to produce for longer periods than otherwise possible. The system also contains approximately 500 miles of high pressure gathering pipelines to deliver the natural gas to its processing plants in the Permian Basin. The gathering system has 27 compressor stations at several central delivery points to inject low pressure gas into these high pressure pipelines.
     Processing Plants
     The SAOU System includes two currently operating processing plants. The Mertzon plant and the Sterling plant, both of which are refrigerated cryogenic plants, have aggregate processing capacity of approximately 110 MMcf/d. Additionally, the Conger plant is not currently operating, but is on standby and can be quickly reactivated on short notice to meet additional needs for processing capacity.
     Market Access
     The Mertzon processing plant currently delivers residue gas to the Rancho Pipeline owned by Kinder Morgan, and NGLs produced by the plant are delivered to a pipeline owned by DCP that delivers such NGLs to the Gulf Coast Fractionators (in which Targa owns an interest) and the Mont Belvieu hub. The Sterling processing plant has residue gas connections to pipelines owned by affiliates of Atmos, El Paso, ONEOK and Enterprise Products, and NGLs are delivered to the West Texas NGL pipeline, owned by Chevron, which also accesses the Mont Belvieu hub.
     Overview of the Permian Basin
     The Permian Basin is characterized by long-lived, multi-horizon oil and gas reserves that have low natural production declines. The first commercial well in the Permian Basin was completed in 1921 and aggregate production from the basin since that time has been approximately 33,000 MMBbls of oil and approximately 106,000 Bcf of natural gas. Currently, approximately 831 MBbls/d of oil and approximately 4.7 Bcf/d of natural gas are being produced out of the Permian Basin, comprising approximately 17% of total U.S. oil production and approximately 7% of total U.S. natural gas production. Natural gas produced in the Permian Basin typically has high amounts of imbedded NGLs, which is commonly referred to in the industry as rich gas. Rich gas makes processing a necessity before natural gas can be transported via interstate pipeline and provides for high NGL recovery. These characteristics provide for an attractive natural gas gathering and processing environment, as supplies are relatively stable and processing economics are generally favorable.
     Drilling and workover activity to increase oil and natural gas production in the Permian Basin has increased over the last several years, driven primarily by higher oil and natural gas prices. Workover activity is designed to allow existing wells to produce more oil and natural gas through recompletions, enhanced artificial lift, formation stimulation, enhanced oil recovery and other techniques. As a result of this activity, natural gas producing wells in the Permian Basin have increased from approximately 100,000 producing wells in 2000 to approximately 115,000 producing wells in 2006.
     Competition
     The SAOU System competes primarily with Davis Gas Processing to the south, DCP to the north and Atlas Gas Pipeline Company, formerly Western Gas Resources, Inc., to the west. Several of the processing plants that compete with the SAOU System are very near or at full capacity. The SAOU System, with its remaining excess capacity of approximately 20 MMcf/d at the Sterling and Mertzon plants and 25 MMcf/d available for reactivation at the Conger plant, remains in a strong competitive position to process new volumes of gas in proximity to its gathering system without requiring significant capital expenditures. Consistent with other gathering and processing systems, competitive factors for the SAOU System include processing and fuel efficiencies, operational costs, commercial terms offered to producers and capital expenditures required for new producer connections, along with the location and available capacity of gathering systems and processing plants.
     The LOU System
     The LOU System consists of approximately 700 miles of gathering system pipelines, covering approximately 3,800 square miles in southwest Louisiana between Lafayette and Lake Charles, the Gillis and Acadia processing plants and an intrastate pipeline system.
     Gathering System
     The LOU System is connected to approximately 200 producing wells and/or central delivery points in the area between Lafayette and Lake Charles, Louisiana. The gathering system is a high-pressure gathering system that delivers natural gas for processing at Acadia or Gillis via three main trunk lines. For the six months ended June 30, 2007, the gathering system gathered approximately 178 MMcf/d of natural gas.
     Processing Plants
     The processing plants are the Gillis and Acadia processing plants. Both of these processing plants are refrigerated cryogenic plants that have aggregate processing capacity of approximately 260 MMcf/d. Natural gas and raw NGL mix can be readily moved between the Gillis and Acadia plants in order to optimize operational efficiencies, meet customer needs and improve profitability.
     Raw NGL mix from the Acadia plant is transported to, and combined with raw NGL mix from, the Gillis plant via the system’s pipelines, with fractionation occurring at the integrated fractionation facility at the Gillis plant. Excess raw NGL mix can also be transported to Targa’s Lake Charles fractionation facility.
     Fractionation Facility
     The Gillis fractionation facility is integrated with the Gillis processing plant and receives raw NGL mix from natural gas processed onsite at the Gillis plant as well as from the system’s Acadia plant. The operating capacity of the Gillis fractionator is approximately 13 MBbls/d. Component NGL products are delivered from the Gillis fractionator via the system’s pipelines to local or other markets via pipeline or truck.
     Market Access
     The residue gas produced from the processing plants has direct access to the Lake Charles industrial market through the system’s intrastate pipeline system. This intrastate system has the ability to deliver natural gas to industrial users and electric utilities in the Lake Charles area, which currently consume approximately 500 MMBtu/d of natural gas, through both medium-and high-pressure pipelines. As a result of the flexibility of these intrastate pipeline assets and the reliability of the system’s natural gas supplies in the area, the system has a significant market share in the Lake Charles industrial market. Most of the major customers have contracts with terms of one year or more; the remainder are multi-month contracts. In addition to access to the Lake Charles market, the Acadia plant also has the ability to deliver high-pressure residue gas to attractive markets throughout the United States by accessing the Trunkline, Transco, Tennessee, Columbia Gulf and GulfSouth pipelines. The location of the intrastate pipeline serving the Lake Charles market and the ability of the gathering system to interconnect with other interstate and intrastate pipelines carrying processable gas positions the system and the market to benefit from other supply sources, including imported LNG. Currently, there are a number of LNG regasification plants that are either operating or have been approved by either the FERC or Coast Guard for construction along the Gulf Coast in close proximity to the system.
     Overview of the South Louisiana Basin
     The LOU System is supplied by natural gas produced onshore from the South Louisiana basin. With the strategic location of these assets in Louisiana, this system has access to the Henry Hub, the largest natural gas hub in the United States, and a substantial NGL distribution system with access to attractive markets throughout Louisiana and the southeast U.S. The south Louisiana area is characterized by medium-lived multi-horizon oil and gas reserves produced from both depletion and water driven reservoirs that exhibit moderate natural production declines. Aggregate natural gas production from the south Louisiana area has been approximately 114,000 Bcf over the life of the basin, and current production is approximately 2.7 Bcf/d. On average, the natural gas the system gathers and processes from south Louisiana contains approximately 2.7 gallons of NGLs per thousand cubic feet of natural gas. Also consistent with the Permian Basin, the characteristics of the south Louisiana area provide for an attractive natural gas gathering and processing environment.
     Competition
     The LOU System is crossed by numerous interstate and intrastate pipelines. The primary competition for wellhead gas production is with the intrastate pipeline systems owned by CrossTex and Enterprise along the eastern portion of the LOU System, particularly in Lafayette and Vermilion Parishes. The LOU System has traditionally been viewed favorably by producers for quick, reliable connections and flexible purchase and processing options. Interstate pipelines generally bringing gas from offshore, although more numerous and more broadly situated across southwest Louisiana, provide some level of competition but are not considered to be pipelines preferred by onshore producers due to high connection costs, longer lead times for connections and agreements, and more restrictive quality requirements. In addition to timely connections and competitive pricing, a major competitive advantage for the LOU System is that the processing efficiencies are greater than those associated with many of its competitors. For the industrial customers in the Lake Charles Market, the primary competitors include GulfSouth which utilizes local production as well as LNG sourced gas, Varibus Pipeline, utilizing connections to four interstate pipelines, and a Texaco/Chevron pipeline delivering gas from an interstate pipeline. The LOU System has a long history of providing reliable supply for these industrial customers.
     Customer and Contracts
     The SAOU System. For the six months ended June 30, 2007, the SAOU System’s primary customers include Range Production Company, TXP, Inc. and Chevron. No other customer represented more than 10% of the SAOU System’s volumes. The producer contracts under which the SAOU System operates are almost fully percent-of-proceeds based contracts with very little residual wellhead purchase or keep whole contract structures and most have a remaining term greater than 3 years or a term for life of lease. A portion of our existing contracts on the SAOU System are in the evergreen portion of their term. Our experience is that we retain, and sometimes renegotiate, essentially all of these contracts.
     The LOU System. For the six months ended June 30, 2007, the LOU System’s primary producer customers include Murphy Gas Gathering Inc., Anadarko Petroleum Corporation and Cimarex Energy Co. No customer represented more than 10% of the LOU System’s volumes. The LOU System’s producer contract mix is primarily percent-of-liquids (approximately 63% by volume) and to a lesser extent short term wellhead purchase and keep whole contracts (approximately 37% by volume). The LOU System’s industrial customers’ ability to readily burn richer (higher Btu) gas helps mitigate the commodity price risk typically associated with wellhead purchase or keep-whole contracts. Unlike almost any other gathering and processing system, the Gillis plant has a residue tailgate that directly serves the Lake Charles industrial market and this market readily and easily burns higher Btu gas (more NGLs left in the gas stream). If NGL prices are significantly lower than their value as natural gas, then we have the ability to not remove the NGLs, selling them instead in the natural gas stream. A majority of our existing contracts on the LOU System are in the evergreen portion of their term. Our experience is that we retain, and sometimes renegotiate, essentially all of these contracts.
     The Combined Systems. After giving effect to the acquisition of the Acquired Businesses (which has not yet occurred), our aggregate gas supply contract profile for the first half of 2007 would be approximately 82% percent-of-proceeds, approximately 1% fee and approximately 17% wellhead purchase/keep whole contracts, on a volume basis. Substantially all of the wellhead and keep-whole contracts are associated with the LOU System. The LOU System’s industrial customers that burn the Gillis plant residue gas readily burn richer (higher Btu) gas, thereby providing the system with operational and commercial flexibility to process less NGLs from the gas stream if NGLs are more valuable as natural gas, which helps mitigate the commodity price risk typically associated with wellhead purchase or keep-whole contracts. In addition, our largest natural gas supplier for the years ended December 31, 2006 and 2005 was ConocoPhillips, who accounted for approximately 12.5% and 13.3%, respectively, of our supply, after giving effect to the acquisition of the Acquired Businesses. Approximately half of the gas supply contracts by volume have a remaining term greater than 3 years, a term for life of lease, or have been in evergreen status for more than three years. As discussed above, our experience is that we retain, and sometimes renegotiate, essentially all of the contracts that fall in the evergreen category.
     The Acquired Businesses have been managed with systems, practices and personnel consistent with ours, maintain a similar reputation and customer base and provide a similar package of midstream services. The SAOU System operates primarily under percent-of-proceeds contracts and the LOU System operates primarily under percent-of-proceeds and short-term wellhead purchase contracts. After giving effect to the acquisition of the Acquired Businesses, our aggregate contract profile for the first half of 2007 would be approximately 82% percent-of-proceeds, approximately 1% fee and approximately 17% wellhead purchase/keep whole contracts, on a volume basis. Substantially all of the wellhead and keep-whole contracts are associated with the LOU System. The LOU System’s industrial customers that burn the Gillis plant residue gas readily burn richer (higher Btu) gas, thereby providing the system with operational and commercial flexibility to process less NGLs from the gas stream if NGLs are more valuable as natural gas, which helps mitigate the commodity price risk typically associated with wellhead purchase or keep-whole contracts. The commodity risk exposure of the Acquired Businesses has been managed similarly to our current operations (the “North Texas System”) and we expect that the combined businesses will be managed to hedge the commodity price exposure associated with a significant portion of expected equity volumes of natural gas and NGLs in the near to mid-term. General and administrative costs for the Acquired Businesses will be consistent with the historical methodology for charging direct, indirect and allocated costs associated with the Acquired Businesses. The existing cap on certain general and administrative costs for the North Texas System will remain in place. We believe that the financing for the acquisition of the Acquired Businesses provides a capital structure that will support the organic growth opportunities in the North Texas System and the Acquired Businesses and provides commercial liquidity and support for the combined businesses.
     Hedging Transactions
     On September 25 and 26, 2007, Targa completed transactions to terminate certain out of the money NGL hedges associated with the Acquired Businesses and to enter into new hedges for approximately the same volume and term at then current market prices. Pursuant to the purchase and sale agreement for the Acquired Businesses, these transactions will result in a $24.2 million increase to the purchase price we will pay to Targa for the Acquired Businesses. The difference in price between the original hedges and the new hedges results in an increase in the cash settlement for the hedged volumes of approximately $2.6 million for the period November through December, 2007, and of approximately $11.7 million, $9.0 million, $2.0 million and $0.3 million for years 2008 through 2011, respectively.
     Certain Definitions
     The following are abbreviations and definitions of terms commonly used in the oil and natural gas industry and this report.
     Bbl or barrel. One stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil as NGLs or other liquid hydrocarbons.
     BBtu. One billion Btus.
     Bcf. One billion cubic feet of natural gas.
     Btu. British thermal unit, which is the heat required to raise the temperature of a one-pound mass of water from 58.5 to 59.5 degrees Fahrenheit.
     FERC. Federal Energy Regulatory Commission.
     Fractionation. The process by which a mixed stream of natural gas liquids is separated into its constituent products.

     Henry Hub. A pipeline interchange near Erath, Louisiana, where a number of interstate and intrastate pipelines interconnect through a header system operated by Sabine Pipe Line. It is the standard delivery point for the NYMEX natural gas futures contract in the U.S.
     MBbl. One thousand stock tank barrels.
     Mcf. One thousand cubic feet of natural gas.
     MMBbl. One million stock tank barrels.
     MMBtu. One million Btu.
     MMcf. One million cubic feet of natural gas.
     Natural gas. Hydrocarbon gas found in the earth, composed of methane, ethane, butane, propane and other gases.
     NGLs. Natural gas liquids. The combination of ethane, propane, butane and natural gasolines that when removed from natural gas become liquid under various levels of higher pressure and lower temperature.
     Residue gas. The pipeline quality natural gas remaining after natural gas is processed.

     Forward Looking Statements
     Certain statements in this current report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this current report that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s control, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including declines in the production of natural gas or in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts, the credit risk of customers and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006 and other reports filed with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
     The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description

Exhibit 2.1	Amendment to Purchase and Sale Agreement dated October 1, 2007, by and between Targa Resources Partners LP and Targa Resources Partners Holdings LP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP
	By:	Targa Resources GP LLC
its general partner

Dated: October 1, 2007	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 2.1	Amendment to Purchase and Sale Agreement dated October 1, 2007, by and between Targa Resources Partners LP and Targa Resources Partners Holdings LP.